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                                                                  EXHIBIT 23.4

                                   Consent

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-4 No. 333- _______) and related Prospectus of Sun International Hotels Limited for the registration of Ordinary Shares and to the incorporation by reference therein of our report dated July 14, 1994; with respect to the financial statements and schedules of PIRL Group incorporated by reference in the Annual Report (Form F-20) of Sun International Hotels Limited, filed with the Securities and Exchange Commission.


                                         Ernst & Young LLP

Philadelphia, Pennsylvania
October 30, 1996